UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 04, 2024

MasterCraft Boat Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive
Vonore, Tennessee		37885
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 884-2221

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition

On March 4, 2024, Frederick Brightbill, Chief Executive Officer and Chairman of the Board of Directors of MasterCraft Boat Holdings, Inc. (the “Company”) announced his retirement as Chief Executive Officer of the Company, effective March 18, 2024, and as Chairman of the Company’s Board of Directors (the “Board”), effective June 30, 2024.

In connection with Mr. Brightbill’s retirement, the Company appointed Brad Nelson as Chief Executive Officer, effective March 18, 2024. Mr. Nelson will also join the Board at that time, with the size of the Board increasing from eight members to nine. Rock Lambert, the Company’s Lead Independent Director, will assume the role of Chairman of the Board, effective July 1, 2024.

In order to ensure a smooth transition, Mr. Brightbill will remain an employee of the Company through June 30, 2024 and will serve as a consultant from July 1, 2024 through June 30, 2025 pursuant to a Retirement and Consulting Agreement, the terms of which are summarized below.

Mr. Nelson, age 54, most recently served as Executive Vice President and President, Commercial Segment of Oshkosh Corporation (“Oshkosh”). Mr. Nelson joined Oshkosh in 2011, where, in addition to his most recent role, he held several titles of increasing responsibility, including Senior Vice President and President, Commercial Business Segment and Vice President, Global Marketing, JLG Industries. Prior to joining Oshkosh, Mr. Nelson served in several leadership positions at Eaton Corporation, including Vice President, Global Marketing & Communications, Electrical Segment and Business Unit Manager, Power Quality Division, and Division Marketing Manager. Mr. Nelson earned an MBA from Brigham Young University and a Bachelor of Science in Business Administration from the University of Phoenix.

Brightbill Retirement and Consulting Agreement

As noted above, in connection with Mr. Brightbill’s retirement, the Company and Mr. Brightbill entered into a Retirement and Consulting Agreement, dated March 1, 2024 (the “Retirement and Consulting Agreement”), pursuant to which he will remain an employee of the Company until June 30, 2024 and serve as a consultant to the Company from July 1, 2024 until June 30, 2025 (the “Consulting Period”). During the Consulting Period, Mr. Brightbill will be tasked with providing strategic advice and support to ensure a smooth transition, advising on historical matters and such other activities as may be requested from time to time by the Board. In exchange for these services, Mr. Brightbill will be entitled to the following: (i) continuation of his existing base salary ($725,000 per annum) through the end of the Consulting Period; (ii) continued vesting of all outstanding equity incentive awards through the final vesting date of such awards as if Mr. Brightbill remained employed with the Company through such date; and (iii) continuation of certain other benefits through the end of the Consulting Period. Mr. Brightbill will not receive any new equity incentive awards or be entitled to any additional compensation. The Retirement and Consulting Agreement also contains customary general release of claims and various restrictive covenants, including non-competition, non-solicitation and confidentiality. The foregoing summary of the Retirement and Consulting Agreement is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Retirement and Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Brightbill’s retirement was not a result of any disagreement with the Company on any matters related to its operations, policies or practices.

Nelson Offer Letter

In connection with Mr. Nelson’s appointment as Chief Executive Officer, the Company provided an offer letter, dated as of March 1, 2024, which provides for the following key compensation and benefits:

•
annual base salary of $645,000;
•
eligibility for an annual cash bonus under the Company’s short-term incentive plan (“STIP”) with a target award equal to 100% of base salary, based upon annual performance targets established by the Board (or the Compensation Committee thereof);
•
eligibility for an annual long-term incentive award under the Company’s long-term incentive plan (“LTIP”) with a target award equal to 190% of base salary;
•
a sign-on bonus consisting of a one-time grant of restricted stock (“RSAs”) under the LTIP with a fair market value on the date of grant equal to $1,000,000. The RSAs will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Nelson’s continued employment with the Company through each vesting date;

•
severance payments equal to one year base salary plus annual STIP award (at target) in the event Mr. Nelson (i) is terminated without “cause” or (ii) no longer serves as Chief Executive Officer within one year following a change in control of the Company; and
•
relocation expense reimbursement, temporary housing and participation in the Company’s retirement, health and welfare, vacation and other benefit programs.

Mr. Nelson will also enter into the Company’s standard form of indemnification agreement for directors and officers, a form of which was previously filed by the Company as Exhibit 10.9 to the Company’s Registration Statement on Form S-1/A on July 7, 2015.

There are no arrangements or understandings between Mr. Nelson and any other persons pursuant to which he was elected as an officer or director of the Company. There are also no family relationships between Mr. Nelson and any director or executive officer of the Company. Mr. Nelson has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Offer Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On March 4, 2024, the Company issued a press release announcing Mr. Brightbill’s retirement, Mr. Nelson’s appointment as Chief Executive Officer and Mr. Lambert’s appointment as Chairman of the Board. A copy of the press release is furnished as Exhibit 99.1 hereto. This information is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description
10.1	Retirement and Consulting Agreement, dated March 1, 2024
10.2	Offer Letter, dated March 1, 2024
99.1	Press Release, dated March 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

Date:	March 4, 2024	By:	/s/TIMOTHY M. OXLEY
Timothy M. Oxley Chief Financial Officer, Treasurer and Secretary